                           TLC VISION SUBSIDIARY LIST
                                   MARCH 2004

LISTING OF THE COMPANY'S SUBSIDIARIES                                 Exhibit 21

20/20 Laser Centers, Inc.
American Eye Instruments
Aspen Healthcare Inc.
California Refractive LLC
Hartford Refractive LLC
Laser Access of Indiana LLC
Laser Eye Care of California, LLC
Laser Vision Center of Edina LLC
Laser Vision Centers, Inc.
Laservision (Europe) Limited
LaserVision Centres Limited
Laser Vision Limited
Laservision Harley Street Limited
Long Island Refractive LLC
LVCI Holdings, Inc.
Midwest Surgical Services, Inc.
New Mexico Refractive LLC
New Vision Strategies LLLC
Northwestern Laser Vision LLC
Occulogix Holdings, Inc.
Occulogix LP
Occulogix Management Inc.
Ogden Refractive LLC
Ontario Laser Center LLC
OR Partners, Inc.
OR Providers, Inc.
Oxford Eye Surgery Center, LP
Phoenix Eye Surgical Center
Providence Refractive LLC
Refractive Laser Partnership No. 1
RHEO Clinic
San Jose Refractive LLC
Southeast Medical, Inc.
Southern Ophthalmics, Inc.
TLC Apheresis (USA) Inc.
TLC Apheresis Inc.
TLC Apheresis LP
TLC Ardmore LLC
TLC Capital Corporation
TLC Continuing Education Foundation
TLC Florida Eye Laser Center LLC
TLC Laser Eye Care of La Jolla LLC
TLC Laser Eye Care of Torrance LLC
TLC Laser Eye Centers (ATAC) LLC
TLC Laser Eye Center (Hungary) Ltd. (1)
TLC Laser Eye Centers (Piedmont/Atlanta) LLC
TLC Laser Eye Centers (Refractive I) Inc.
TLC Managed Care Inc.
TLC Management Services Inc.
TLC Michigan L.L.C.
TLC Midwest Eye Laser Center, Inc.
TLC Network Services Inc.
TLC Oklahoma Doctors L.L.C.
TLC The Laser Center (Annapolis) Inc.
TLC The Laser Center (Baltimore Management) LLC

                           TLC VISION SUBSIDIARY LIST
                                   MARCH 2004

TLC The Laser Center (Baltimore) Inc.
TLC The Laser Center (Boca Raton) Limited Partnership
TLC The Laser Center (Carolina) Inc.
TLC The Laser Center (Connecticut) L.L.C.
TLC The Laser Center (Detroit) L.L.C.
TLC The Laser Center (Indiana) Inc.
TLC The Laser Center (Indiana) LLC
TLC The Laser Center (Institute) Inc.
TLC The Laser Center (Kalamazoo) L.L.C.
TLC The Laser Center (Lansing) L.L.C.
TLC The Laser Center (London) Inc.
TLC The Laser Center (Moncton) Inc.
TLC The Laser Center (Northeast) Inc.
TLC The Laser Center (Northwest) Inc.
TLC The Laser Center (Patents) Inc.
TLC The Laser Center (Pittsburgh) L.L.C.
TLC The Laser Center (Tri-Cities) Inc.
TLC USA, LLC
TLC Vision (USA) Corporation
TLC Vision Source, Inc.
TLC Whitten Laser Eye Associates LLC
Valley Laser Eye Center LLC
Vascular Sciences Corporation
Vision Corporation
Vision Source LP
Vision Source Management LLC
Wisconsin Refractive LLC

(1) TLC Laser Eye Centers (Hungary) Ltd. is a special purpose subsidiary used by the Company for financial planning purposes.


                                                                               2